Exhibit 107.1

Calculation of Filing Fee Tables

Form F-4

(Form Type)

AerCap Holdings N.V.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)

Fees to be Paid	Debt	6.450% Notes due 2027	Rules 457(o)	$1,500,000,000	100.000%	$1,500,000,000	0.00014760	$221,400.00

Fees to be Paid	Other	Guarantees of 6.450% Notes due 2027	457(n)(3)

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A

	Total Offering Amounts					$1,500,000,000		$221,400.00

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$221,400.00

(1)	Represents the maximum aggregate principal amount of the Exchange Notes to be offered in the exchange offer to which the registration statement relates.
(2)	Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable in respect of the guarantees.